SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 or 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported) February 25, 1997


                          TREASURY INTERNATIONAL, INC.
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             (exact name of Registrant as specified in its charter)



          DELAWARE                       0-28514              98-0160284
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(State or other jurisdiction of         Commission         (I.R.S. Employer
incorporation or organization)           File No.        identification number)


                7040 Tranmere Drive, Mississauga, Ontario L5S-1L9
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                    (Address of principal executive offices)


Registrant's telephone number, including area code:  905-673-1700



     N/A
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           Former name or former address, if changed since last report


Page 1 of 69;
Exhibit Index is on Page 3.

ITEM 2.   Acquisition or Disposition of Assets

     Acquisition. On February 25, 1997 (the "Closing Date"), Treasury International, Inc. (the "Company") acquired all of the issued and outstanding capital stock (the "Silver Stock") of Silver 925, Inc. ("Silver"). Silver is a corporation organized under the laws of the State of Florida.

     Silver's primary business activity is selling jewelry to department stores, home shopping television networks, catalog showrooms, mass merchandisers and discounters. It leases office space at 168 S.E. 1st Street, Miami, Florida. The Company intends to continue Silver's business at such premises.

     Consideration Paid or Payable. Pursuant to an agreement dated as of June 18, 1996, made by and among the Company, Silver and each of the stockholders of Silver (Moche Bendayan, Salomon Bendayan and Edward Kozial, collectively, the "Selling Stockholders"), as amended as of February 25, 1997, (such agreement, as amended, the "Acquisition Agreement"), the Company acquired the Silver Stock for an aggregate purchase price of $2,000,000 (the "Purchase Price"). The Purchase Price is payable in five annual installments of $400,000, with each such installment payable 90% in shares of Common Stock of the Company (the "Share Portion") and 10% in cash. The Share Portion of the first annual installment thereof was fixed at 900,000 shares of Common Stock, and the number of shares of each subsequent annual installment will be determined by dividing $360,000 by the average of the closing bid price of the Company's Common Stock over the five trading days preceding March 1 of 1998, 1999, 2000 and 2001. The Share Portion of each annual installment of the Purchase Price is payable in 12 equal monthly installments. The Company also agreed to issue 25,000 shares of its Common Stock to Salomon Bendayan within ten days of the Closing Date in consideration of an earlier extension of the Closing Date to no later than February 27, 1997.

     On the Closing Date, in payment of the first monthly installment of the Share Portion of the Purchase Price the Company issued 33,750 shares of Common Stock to Salomon Bendayan, 33,750 shares to Moche Bendayan and 7,500 shares to Edward Kozial. The Company's obligation to pay the balance of the Purchase Price is secured by a junior lien upon all of the assets of Silver and by a first lien upon the Silver Stock.

     The Company agreed to use reasonable good faith efforts to file with the Securities and Exchange Commission (the "SEC") by May 31, 1997 an appropriate form of registration statement to register under the Securities Act of 1933, as amended, the shares which constitute the Share Portion and to use reasonable good faith efforts to cause such statement to become effective within ninety
(90) days from the date of filing and to keep such statement


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

effective until all such shares constituting the Share Portion shall have been sold by the Selling Stockholders or until such earlier time as such shares may be sold without such registration pursuant to Rule 144(k) or other applicable exemption under such Act.

     The Purchase Price was agreed upon during arms length negotiations between the President of the Company and the principal stockholders of Silver taking into account Silver's earnings history, management and financial condition. The Company did not retain any investment banker.

     Source of Funds. The Company was not required to pay any part of the cash portion of the Purchase Price on the Closing Date. The parties agreed that the first $40,000 installment of the cash portion of the Purchase Price will be deemed paid upon the payment by Silver to Salomon Bendayan of United States Customs duty drawbacks to be received by Silver in the approximate amount of $80,000 (the "Customs Reimbursement"), and that the second installment of the cash portion of the Purchase Price will be deemed paid to the extent the Customs Reimbursement paid to Salomon Bendayan by Silver exceeds $80,000. The Company intends to use internally generated funds, the proceeds from the sales of its debt or equity securities or institutional debt to fund the balance of the cash portion of the Purchase Price. However, there can be no assurance that the necessary monies will be available, or will be obtained from outside sources on reasonable terms, or at all.

ITEM 7.   Financial Statements and Exhibits

     Financial Statements of Acquiree.

          Pursuant to the instructions to Item 7 of Form 8-K, inasmuch as it is impracticable presently to provide the financial statements for the acquiree required to be provided pursuant to General Instruction C.3 to this Form 8-K, said financial statements will be filed within 75 days of the acquisition event reported herein.

     Exhibits.

          2.(a)     Acquisition Agreement
          2.(b)     Amendment


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 14, 1997              TREASURY INTERNATIONAL, INC.



                                   By: James Hal
                                       -----------------------------------------
                                       James Hal, President


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